Exhibit 99.1

	Contacts:	Susser Holdings Corporation
Mary Sullivan, Chief Financial Officer
(361) 693-3743, msullivan@susser.com

FORM IMMEDIATE RELEASE		DRG&L
Ken Dennard, Managing Partner
(713) 529-6600, ksdennard@drg-l.com
Anne Pearson, Senior Vice President
(210) 408-6321, apearson@drg-l.com

Susser Holdings Provides Second Quarter 2011 Operating Results Update

Earnings conference call set for 11 a.m. ET August 10 to discuss complete results

•	Same-store merchandise sales up 5.8%

•	Average retail fuel volumes per store increase 3.6%

•	6 new convenience stores, 8 dealer sites added in 2nd quarter

CORPUS CHRISTI, Texas, July 19, 2011 – Susser Holdings Corporation (NASDAQ: SUSS) said today it expects to report same-store merchandise sales growth for the second quarter of 2011 of approximately 5.8 percent year-over-year. Retail average per-store fuel volumes are expected to increase by 3.6 percent versus the second quarter of 2010.

For the first half of 2011, the Company expects same-store merchandise sales growth of 5.7 percent and retail average per-store fuel volume growth of 3.4 percent versus the first half of 2010.

New Store Update

During the second quarter the Company opened six new large-format convenience stores and closed one smaller store, for a total of 532 as of July 3. The company has opened a total of eight stores and closed two during the first half of 2011.

Eight new wholesale dealer sites were added during the quarter, and one was discontinued, for a total of 439 currently. Susser has added a total of 13 dealer sites and discontinued five during the first half of 2011.

Conference Call

Susser will release its second quarter 2011 financial results before the market opens on Wednesday, August 10. In conjunction with the release, the Company has scheduled a conference call that will be broadcast live over the Internet the same day at 11 a.m. Eastern Time (10:00 a.m. Central Time). Investors may participate in the call either by phone or audio webcast.

Susser Holdings Corporation – Page 2

By Phone:	Dial 480-629-9771 at least 10 minutes before the call. A replay will be available through August 17 by dialing 303-590-3030 and using the access code 4458761#.

By Webcast:	Visit the Events and Presentations page of Susser’s Investor Relations website at http://investor.susser.com. Please log on at least 10 minutes in advance to register and download any necessary audio software. A replay will be available shortly after the call.

Corpus Christi, Texas-based Susser Holdings Corporation is a third-generation family led business that operates more than 530 convenience stores in Texas, New Mexico and Oklahoma primarily under the Stripes® banner. Restaurant service is available in more than 315 of its stores, primarily under the proprietary Laredo Taco Company® brand. The Company also supplies branded motor fuel to more than 435 independent dealers through its wholesale fuel division.

Forward-Looking Statements

This news release contains “forward-looking statements” describing Susser’s objectives, targets, plans, strategies, costs, anticipated capital expenditures, expansion of our food service offerings, potential acquisitions and new store openings and dealer locations. These statements are based on current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially, including but not limited to: competitive pressures from convenience stores, gasoline stations, other non-traditional retailers located in our markets and other wholesale fuel distributors; volatility in crude oil and wholesale petroleum costs; wholesale cost increases of tobacco products or future legislation or campaigns to discourage smoking; intense competition and fragmentation in the wholesale motor fuel distribution industry; the operation of our stores in close proximity to stores of our dealers; seasonal trends in the industries in which we operate; unfavorable weather conditions; cross-border risks associated with the concentration of our stores in markets bordering Mexico; inability to identify, acquire and integrate new stores; our ability to comply with federal and state regulations including those related to environmental matters and the sale of alcohol and cigarettes and employment laws and health benefits; dangers inherent in storing and transporting motor fuel; pending or future consumer or other litigation; litigation or adverse publicity concerning food quality, food safety or other health concerns related to our restaurant facilities; dependence on two principal suppliers for merchandise and two principal suppliers for motor fuel; dependence on suppliers for credit terms; dependence on senior management and the ability to attract qualified employees; acts of war and terrorism; risks relating to our substantial indebtedness; dependence on our information technology systems; changes in accounting standards, policies or estimates; impairment of goodwill or indefinite lived assets; and other unforeseen factors.

For a full discussion of these and other risks and uncertainties, refer to the “Risk Factors” section of the Company’s annual report on Form 10-K for the year ended January 2, 2011, and subsequent quarterly reports. These forward-looking statements are based on and include our estimates as of the date hereof. Subsequent events and market developments could cause our estimates to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if new information becomes available, except as may be required by applicable law.

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SUSS-IR